Ehibit 10.43

OFFICE LEASE

7000 WEST AT LANTANA
BUILDINGS 1 & 2

7000 WEST WILLIAM CANNON DRIVE
AUSTIN, TEXAS

CARRAMERICA LANTANA, LP,

as Landlord,

and

ARTHROCARE CORPORATION,

as Tenant.

i

7000 WEST AT LANTANA, BUILDINGS 1 & 2

7000 WEST WILLIAM CANNON DRIVE

AUSTIN, TEXAS

OFFICE LEASE

This Office Lease (the Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the Summary”), below, is made by and between CARRAMERICA LANTANA, LP, a Delaware limited partnership (“Landlord”), and ARTHROCARE CORPORATION, a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION

1.	Date:	April 4, 2011

2.	Premises (Article 1).

	2.1 Building:	The Building is comprised of two (2) buildings, commonly known as “Building 1” and “Building 2”, located at 7000 West William Cannon Drive, Austin, Texas

2.2 Premises:

Approximately 136,075 rentable square feet of space, 68,086 of which is located in Building 1 and 67,989 of which is located Building 2, as further set forth in Exhibit A attached to this Lease and made a part hereof for all purposes.

3.	Lease Term (Article 2).

	3.1 Length of Term:	One hundred thirty (130) full calendar months.

3.2 Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises or (ii) the first Monday following the Completion Date (as defined in Exhibit B to this Office Lease). The anticipated Lease Commencement Date is August 1, 2011.

	3.3 Lease Expiration Date:	The last day of the one hundred thirtieth (130th) full calendar month following the Lease Commencement Date.

4.	Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rent per Rentable Square Foot
Months 1 - 10	$2,245,237.50	$187,103.13	$16.50
Months 11 — 22	$2,245,237.50	$187,103.13	$16.50
Months 23 — 34	$2,313,275.00	$192,772.92	$17.00
Months 35 — 46	$2,381,312.50	$198,442.71	$17.50
Months 47 - 58	$2,449,350.00	$204,112.50	$18.00
Months 59 — 70	$2,517,387.50	$209,782.29	$18.50
Months 71 — 82	$2,585,425.00	$215,452.08	$19.00
Months 83 — 94	$2,653,462.50	$221,121.88	$19.50
Months 95 — 106	$2,721,500.00	$226,791.67	$20.00
Months 107 — 118	$2,789,537.50	$232,461.46	$20.50
Months 119 - 130	$2,857,575.00	$238,131.25	$21.00

Notwithstanding the foregoing, Landlord hereby abates the first ten (10) monthly installments of Base Rent described above and the first ten (10) monthly installments of Tenant’s Share of Direct Expenses. Tenant shall pay all other Rent obligations accruing during such months.  If a Tenant default occurs and is not cured within the applicable notice and cure period, any remaining Base Rent abatement shall cease from the date of such default, and, if as a result of such default, Landlord terminates this Lease, Tenant shall pay to Landlord an amount equal to the product of (i) all sums previously abated hereunder, multiplied by a fraction, the numerator of which is the number of months remaining in the Lease Term as of the date of such default and the denominator of which is 130.

5.	Initial estimated Tenant’s Share of Direct Expenses (Article 4):	$1,353,946.25 per year, or $112,828.85 per month, based on Direct Expenses for calendar year 2011 being an estimated $9.95 per rentable square foot.

6.	Tenant’s Share (Article 4):	100% (based upon a total of 136,075 rentable square feet in the Building).

7.	Permitted Use (Article 5):

General office use consistent with a first-class office building, together with (i) a related shipping and receiving center (including stored inventory) that does not exceed 2,000 square feet of the Premises, (ii) an accessory medical device research laboratory that does not exceed ten percent (10%) of the Premises, which may include testing of medical devices on deceased animals and human cadavers, and (iii) training of surgeons and other medical professionals related to the use of such devices, subject to Tenant’s use complying at all times with all applicable laws, codes, rules and regulations, including, without limitation, local zoning laws.

8.	Security Deposit (Article 21):	None.

9.	Parking Ratio (Article 28):

Four (4) unreserved surface parking spaces for every 1,000 rentable square feet of the Premises, which shall include all of the existing covered surface parking spaces. There shall be no parking charge for such parking spaces.

10.	Address of Tenant (Section 29.18):	7500 Rialto Boulevard Building Two, Suite 100 Austin, Texas 78735 Attention: General Counsel (Prior to Lease Commencement Date) and

7000 West William Cannon Drive Austin, Texas 78735 Attention: General Counsel (After Lease Commencement Date)

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	Commercial Texas, L.L.C., representing Tenant. Stream Realty Partners, LP, representing Landlord.

13.	Guarantor:	Not Applicable.

14.	Tenant Improvement Allowance (Exhibit B):	$32.00 per rentable square foot.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1               Premises, Building, Project and Common Areas.

1.1.1        The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”).  The outline of the Premises is set forth in Exhibit A attached hereto.  Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Premises shall be as set forth in Section 2.2 of the Summary and was measured using Building Owners and Managers Association. Standards ANSI/BOMA Z65.1-1996 and that the same shall not be subject to re-measurement or modification.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below.  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B and made a part hereof for all purposes (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in good and sanitary order, condition and repair, subject to Tenant Improvement Latent Defects and Punch-List Items (each as defined in Exhibit B).

1.1.2        The Building and The Project.  The Premises are a part of the buildings set forth in Section 2.1 of the Summary (the “Building”).  The Building is part of an office project currently known as 7000 West at Lantana, Buildings 1 and 2, located at 7000 West William Cannon Drive, Austin, Texas 78735.  The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, and (ii) the land (which is improved with landscaping, above ground and subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located.

1.1.3        Common Areas.  Tenant shall have the non-exclusive right to use, subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord and Tenant (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, are collectively referred to herein as the “Common Areas”).  The manner in which the Common Areas are maintained and operated shall be consistent with comparable first class office buildings in the vicinity of the Building and at the reasonable discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time as provided under this Lease.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, subject to Tenant’s prior written approval if Tenant is the only tenant of the Building and no uncured default by Tenant then exists, such approval not to be unreasonably withheld, conditioned or delayed its approval.  Notwithstanding the foregoing, Tenant’s approval shall not be required if such actions are required to cause the Building to be in compliance with insurance requirements or governmental laws, codes, rules or regulations or are required to permit Landlord to comply with its repair and maintenance obligations under this Lease or an emergency exists, in which cases Tenant’s prior approval shall not be required.

ARTICLE 2

LEASE TERM

2.1               Initial Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date.  Within sixty (60) days after the Lease Commencement Date, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C attached hereto and made a part hereof for all purposes, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2               Extension Option.  Subject to Sections 2.2.2 and 2.2.3 below, Tenant may at its option extend the Lease Term for the all of Building 1 and/or all of Building 2 for two (2) periods of five (5) years each (each, a “Renewal Term”) upon the same terms contained in this Lease, excluding the provisions of Exhibit B of the Lease and except for the amount of Base Rent payable during the Renewal Term.  Tenant shall have no additional extension option.

2.2.1        The Base Rent during a Renewal Term shall be the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other comparable office buildings in the vicinity of the Building, taking into consideration the economic concessions (including tenant improvement allowances, inducements, abatements and base year, if any) offered, comparable use and location of the space and length of the renewal term (the “Market Rate”).

2.2.2        To exercise its option, Tenant must deliver an initial non-binding notice (“Tenant’s Intent to Renew Notice”) to Landlord not less than six (6) months (nor more than twelve (12) months) prior to the proposed commencement of the Renewal Term. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Section 2.2.3 below and Landlord shall inform Tenant of the Market Rate.  Such calculations shall be final and shall not be recalculated at the actual commencement of the Renewal Term.  If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

2.2.3        Market Rate shall be determined as follows:

2.2.3.1      If Tenant timely provides Landlord with Tenant’s Intent to Renew Notice, then Landlord shall calculate and inform Tenant of the Market Rate.  Tenant shall inform Landlord in writing (“Tenant’s Election Notice”) within fifteen (15) business days after Tenant’s receipt of Landlord’s calculation (i) of its acceptance of Landlord’s Market Rate, or (ii) its rejection of Landlord’s Market Rate and its binding election to (a) waive its right to extend the Term of this Lease, or (b) extend the Term of the Lease with the Market Rate determined as set forth below.  If Tenant fails to duly deliver Tenant’s Election Notice, Tenant shall be deemed to have waived its right to extend the Term of this Lease.  If Tenant duly delivers Tenant’s Election Notice and rejects Landlord’s Market Rate, Landlord and Tenant shall commence negotiations to agree upon the Market Rate.  If Landlord and Tenant are unable to reach agreement within thirty (30) days after Landlord’s receipt of Tenant’s Election Notice, then Tenant shall deliver its binding election (“Tenant’s Binding Notice”) to Landlord within ten (10) business days following the expiration of such thirty (30) day period, (i) to withdraw its election to extend the Lease Term, or (b) to extend the Lease Term with the Market Rate determined in accordance with Section 2.2.3.2 below.  If Tenant duly elects to withdraw its election to extend the Lease Term, this Lease shall terminate as of the expiration date of the then current Lease Term.

2.2.3.2     If Landlord and Tenant are unable to reach agreement on the Market Rate within said thirty (30)-day period, then within five (5) business days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate.  If the higher of such estimates is not more than one hundred three percent (103%) of the lower, then the Market Rate shall be the average of the two.  Otherwise, the dispute shall be resolved by arbitration in accordance with Section 2.2.3.3 below.

2.2.3.3     Within five (5) business days after the exchange of estimates, the parties shall select as an arbitrator an independent Texas licensed real estate broker with at least ten (10) years of experience in leasing office space in the submarket area of Austin, Texas in which the Project is located (a “Qualified Broker”).  If the parties cannot agree on a Qualified Broker, then within a second period of five (5) business days, each shall select a Qualified Broker and within ten (10) business days thereafter the two appointed Qualified Brokers shall select a third Qualified Broker and the third Qualified Broker shall be the sole arbitrator.  If one party shall fail to select a Qualified Broker within the second five (5) business day period, then the Qualified Broker chosen by the other party shall be the sole arbitrator.

2.2.3.4     Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate.  The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding.  The fees of the arbitrator and the expenses of the arbitration proceeding shall be paid equally by the parties.  Each party shall pay the fees of its respective counsel.

2.2.4        Tenant’s option to extend this Lease is subject to the condition that on the dates that Tenant delivers Tenant’s Intent to Renew Notice and Tenant’s Election Notice, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods.

ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the fifth (5th) day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever.  The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1               General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.”  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2               Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1        [Intentionally Deleted]

4.2.2        “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3        “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, but not more than once in any twelve (12) month period, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4        “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as commercially reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management (not to exceed 3% of the gross receipts of the Building [reduced by the amount of management fees included in such gross receipts]) and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended in good faith to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with government-mandated conservation programs, (C) which are recurring routine replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized on a straight-line basis over the asset’s useful life; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the Project, and reciprocal easement agreements affecting the Project, any parking licenses, and any agreements with transit agencies affecting the Project (collectively, “Underlying Documents”).  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)           costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any recurring routine maintenance of the Common Areas of the Project or parking facilities);

(b)           except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c)           costs for which the Landlord is entitled to be reimbursed for by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and utility costs for which any tenant directly contracts with the local public service company;

(d)           any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)           costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f)            the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)           amount paid as ground rental for the Project by the Landlord;

(h)           except for a Project management fee, below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)            any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord (which shall specifically exclude the parking facilities), provided that any compensation paid to any concierge agreed to by Tenant at the Project shall be includable as an Operating Expense;

(j)            rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k)           all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)            any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)          rent for any office space occupied by Project management personnel;

(n)           costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(o)           Legal and auditing fees which are for the benefit of Landlord and not for the benefit of tenants of the Building, such as collecting delinquent rents, preparing tax returns and other financial statements;

(p)           Costs incurred by Landlord in connection with the correction of defects in the design or construction of the Building or Project;

(q)           Any cost or expense related to the removal, cleaning, abatement or remediation of “hazardous materials” in or about the Building or Project, including, without limitation, contamination of ground water or soil, but excluding any removal, cleaning, abatement or remediation of “hazardous materials” attributable to Tenant, its subtenants or assignees, or employees, agents, visitors, invitees, or contractors of Tenant or its subtenants or assignees; and

(r)            Any cost or expense to cure any violations by Landlord (which exist as of the Lease Commencement Date) of applicable governmental laws, codes, ordinances, statutes, orders, rules and regulations applicable to the Project, including, without limitation, the Americans With Disabilities Act, as amended, including penalties, fines, fees, or damages as a result of any such non-compliance.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year that vary with occupancy to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.  Notwithstanding the foregoing, Tenant shall not pay more than the actual costs for such year.

4.2.5        Taxes.

4.2.5.1     “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including Margin Tax (as defined in Exhibit G attached to this Lease), sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2     Tax Expenses shall include, without limitation:  (i) Margin Tax; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, and Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies;  and (iii) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3     Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax

Expenses in the Expense Year such expenses are incurred.  Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses.  Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above and Paragraph 7 of Exhibit G), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, and federal and state income taxes unless such tax is a replacement or substitution of ad valorem real estate taxes or any other Tax Expenses hereunder, (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6        “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3               Intentionally Deleted.

4.4               Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall give to Tenant within ninety (90) days following the end of each Expense Year, or as soon thereafter as practicable in Landlord’s exercise of commercially reasonable due diligence, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of the Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Tenant’s Estimated Share of Direct Expenses,” as that term is defined in Section 4.4.1, below, and if Tenant paid more as Tenant’s Estimated Share of Direct Expenses than the actual amount of Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates (but only through the date the Lease terminates), Tenant shall, within thirty (30) days after notice thereof, pay to Landlord Tenant’s Share of Direct Expenses, and if Tenant paid more as Tenant’s Estimated Share of Direct Expenses than the actual amount of Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment.  The provisions of this Section 4.4 shall survive the expiration or earlier termination of the Lease Term.

4.4.1        Statement of Estimated Direct Expenses.  In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated amount of Tenant’s Share of Direct Expenses (“Tenant’s Estimated Share of Direct Expenses”).  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect Tenant’s Share of Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement theretofore delivered to the extent necessary, but not more than one (1) time per calendar year.  Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of Tenant’s Estimated Share of Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.1).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total of Tenant’s Estimated Share of Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5               Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1        Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against

Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6           Limitation on Controllable Operating Expenses.  Notwithstanding any provision of the Lease to the contrary, for the purpose of calculating Tenant’s Share of Operating Expenses for each calendar year after 2012 during the first one hundred thirty (130) months of the Lease Term, the items of Operating Expenses which are reasonably subject to the control of Landlord (“Controllable Operating Expenses”) shall be deemed not to increase more than four percent (4%) per calendar year (determined on a compounding basis) for each calendar year from and after January 1, 2013; provided, however, that no item of Operating Expenses other than Controllable Operating Expenses shall be subject to the foregoing limitation; and provided further, that the percentage increase shall be determined on a cumulative basis such that if the average increase for all expired calendar years after 2012 and the next calendar year is less than four percent (4%) (adjusted to reflect compounding), then the percentage increase for the next calendar year may exceed four percent (4%) so long as the average increase for all expired calendar years after 2012 and the next calendar year do not exceed four percent (4%) per calendar year (adjusted to reflect compounding).  Controllable Operating Expenses shall not include, without limitation, (i) insurance, (ii) taxes, and (iii) utilities.

4.7           Landlord’s Books and Records.  Within one hundred twenty (120) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an employee of Tenant or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm or is otherwise reasonably acceptable to Landlord and is not working on a contingency fee basis), designated and paid for by Tenant, may, after at least thirty (30) days written notice to Landlord and during Landlord’s business hours, inspect Landlord’s records with respect to the Statement and the Operating Expenses and Tax Expenses reflected thereon at Landlord’s offices, provided that Tenant is not then in default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be.  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within one hundred twenty (120) days after Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement and such Statement shall be final and binding on Landlord and Tenant.  The inspection of Landlord’s records must be completed within sixty (60) days after all such records are made available to Tenant.  In the event that the results of Tenant’s audit reveal that Landlord has overcharged Tenant and such overcharge is, in good faith, verified by Landlord, then Landlord shall credit the amount of such overcharge against Tenant’s next installment of Rent or refund such amount to Tenant within thirty (30) days after Landlord’s receipt of the results of such audit if no Rent will thereafter be due.  In the event that the results of Tenant’s audit reveal that Landlord undercharged Tenant, then Tenant shall pay the amount of such undercharge to Landlord within thirty (30) days after Landlord’s receipt of the results of such audit.  In addition, if the amount of Direct Expenses, as verified by Landlord, in good faith, were overstated by Landlord by more than three percent (3%) of the actual amount of Direct Expenses for the year in question, then Landlord shall pay or reimburse Tenant for all reasonable costs and expenses of the audit.

ARTICLE 5

USE OF PREMISES

5.1               Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary, which Landlord acknowledges and agrees is not a noxious use or a nuisance.  Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

5.2               Prohibited Uses.  Subject to Section 5.1 above, Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D attached hereto and made a part hereof for all purposes, or in violation of the laws of the United States of America, the State or Commonwealth in which the Project is located, the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents.  A violation of the Rules and Regulations by Tenant shall be deemed a default under this Article 5, subject to the applicable notice and cure period under Section 19.3 below.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them or use or allow the Premises to be used for any improper or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project; provided, however, that Tenant shall have the right to approve easements, covenants, conditions, and restrictions hereafter affecting the Project if Tenant is the only tenant of the Building and no uncured default by Tenant then exists, such approval not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Tenant’s approval shall not be required if such actions are required to cause the Building to be in compliance with insurance requirements or governmental laws, codes, rules or regulations or are required to permit Landlord to comply with its repair and maintenance obligations under this Lease or an emergency exists, in which cases Tenant’s prior approval shall not be required.

5.3               CC&Rs.  Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project (the “Current CC&Rs”) on the date of this Lease.  Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions and/or amendments to the Current CC&Rs (in any such event, the “Future CC&Rs”) which are commercially reasonably necessary for the development of the Project, and Tenant agrees that this Lease shall be subject and subordinate to the Current CC&Rs and such Future CC&Rs (collectively, the “CC&Rs”).  Notwithstanding anything herein to the contrary, Tenant shall have the right to approve Future CC&R’s if Tenant is the only tenant of the Building and no uncured default by Tenant then exists, such approval not to be unreasonably withheld, conditioned or delayed.  Landlord shall have the right to require Tenant to execute and acknowledge, within ten (10) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restrictions,” in a form substantially similar to that attached hereto as Exhibit F and made a part hereof for all purposes, agreeing to and acknowledging the CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

6.1               Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1        Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 7:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other first class buildings comparable to and in the vicinity of the Building (collectively, the “Holidays”).

6.1.2        Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of six and one-half (6.5) watts per usable square foot of the Premises during Building

Hours calculated on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of one (1) watt per usable square foot of the Premises during Building Hours calculated on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.  If electricity furnished to the Premises exceeds Building standard consumption, such excess consumption shall be measured by a separate meter or submeter installed and maintained at Tenant’s expense in which case Tenant shall make payments for such excess electricity to Landlord in addition to Tenant’s Share of Direct Expenses.

6.1.3        Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas.

6.1.4        Landlord shall provide janitorial services to the Premises five (5) days per week, except for the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable first class buildings in the vicinity of the Building.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2               Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease.  If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption and maintenance and upkeep costs for such equipment; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by Landlord from time to time, including the cost of installing, testing and maintaining of such additional metering devices.  Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.31, below, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost per zone to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time reasonably establish, not to exceed the typical charge by landlords of comparable first class office buildings in the southwest submarket of Austin, Texas.

6.3               Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.  Notwithstanding the foregoing, in the event that an interruption of any of those services to be provided by Landlord under Section 6.1 shall render the Premises untenantable, such interruption was not caused by any act or omission of Tenant or Tenant’s employees, agents or contractors and such interruption shall continue for a period in excess of three (3) consecutive business days, then, as Tenant’s sole and exclusive remedy therefor, Tenant’s Base Rent obligations under the Lease shall abate for such period which exceeds the three (3) consecutive business days; provided, however, that such rental abatement shall be on a pro rata basis to reflect only that portion of the Premises affected by the interruption of services.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, insta-hot dispensers and any existing or additional equipment which serves the Premises and is not part of the Base Building systems, such as ancillary HVAC systems, generators and FM200 or fire suppression systems), and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term.  In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, which shall not be unreasonably withheld, conditioned, or delayed, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant;  provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (not to exceed ten percent (10%)) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.  Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the Base Building systems and equipment of the Building (including the Base Building HVAC, Base Building mechanical, Base Building plumbing and Base Building electrical), except to the extent that such repairs are required due to the gross negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the gross negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith.  Landlord may, but shall not be required to, enter the Premises at all reasonable times upon twenty-four (24) hour notice to Tenant (except in the case of emergency, when no notice is required, so long as Landlord notifies Tenant promptly after any such emergency) to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1               Landlord’s Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building.  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations are cosmetic only (i.e., installation of carpeting or painting of the Premises) and total less than $100,000.00 in any single instance (provided that Tenant shall not perform any Alterations to the Premises in stages as a means to subvert this provision), provided that  Tenant delivers to Landlord plans and specifications therefor, if applicable, prior to commencing any such Alterations and  such Alterations will not affect the Building’s Structure, the provision of services to other Building tenants, or the Building’s electrical, plumbing, HVAC, life safety or mechanical systems, and are not visible from the exterior of the Building or the Common Areas.  “Building’s Structure” shall mean the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams.  The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2               Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such commercially reasonable requirements as Landlord may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term.  Notwithstanding the foregoing, upon Tenant’s written request at the time Tenant requests Landlord’s consent to make such alterations, additions and improvements, Landlord will advise Tenant at that time whether Landlord will require Tenant to remove such alterations, additions and improvements upon the expiration or earlier termination of the Lease Term; provided, however, that Tenant shall not be required to remove typical standard office improvements.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building.  The “Base Building” shall include the structural portions of the Building, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3               Payment for Improvements.  If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord’s commercially reasonable requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations.  If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to Landlord’s then current standard fee (not to exceed two and one-half percent (2.5%) of the costs of such Alterations) to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s  reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.  At Landlord’s option, prior to the commencement of construction of any Alteration, Tenant shall provide Landlord with the reasonably anticipated cost thereof, which Landlord shall disburse during construction pursuant to Landlord’s standard, commercially reasonable disbursement procedure.

8.4               Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant (or Tenant’s contractor, as the case may be)carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Landlord may, in its commercially reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5               Landlord’s Property.  All Alterations, improvements, fixtures, and/or appurtenances which may be installed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord.  Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord.  Notwithstanding the foregoing, upon Tenant’s written request at the time Tenant requests Landlord’s consent to make such alterations, additions and improvements, Landlord will advise Tenant at that time whether Landlord will require Tenant to remove such alterations, additions and improvements upon the expiration or earlier termination of the Lease Term; provided, however, that Tenant shall not be required to remove typical standard office improvements.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1             Indemnification and Waiver.  Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or any of the Landlord Parties.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2             Tenant’s Compliance With Landlord’s Fire and Casualty Insurance.  Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3             Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1      Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of $3,000,000 each occurrence and $4,000,000 annual aggregate.

10.3.2      Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises.  Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3      Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4             Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State or Commonwealth in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord.  Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5             Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6             Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of first class buildings comparable to and in the vicinity of the Building.

10.7             Landlord’s Insurance and Indemnification.  Throughout the Lease Term, Landlord shall carry commercially general liability insurance with respect to the Building, and shall further insure the Project during the Lease Term against loss or damage due to fire and other casualties under an all risk policy of insurance written in standard form, in the full replacement value thereof.  Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.  Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Project or the ground or underlying lessors of the Project, or any portion thereof.  Notwithstanding the foregoing provisions of this Section 10.7, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of buildings comparable to and in the vicinity of the Building (provided that in no event shall Landlord be required to carry earthquake insurance), and Worker’s Compensation and Employer’s Liability coverage as required by applicable law.  Subject to Section 10.5 above, Landlord agrees to indemnify and save Tenant harmless from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys’ fees) arising from the negligence or wilful misconduct of Landlord or Landlord Parties in, on or about the Project, except in all events to the extent caused by the negligence or wilful misconduct of the Tenant, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1             Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original (or reasonably equivalent) condition prior to such casualty; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage.

In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original (or reasonably equivalent) condition prior to such casualty.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval (which shall not be unreasonably withheld, conditioned or delayed), all plans, specifications and working drawings relating thereto, and Landlord shall approve the contractors to perform such improvement work (which shall not be unreasonably withheld, conditioned or delayed).  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2             Landlord’s Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot reasonably be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

11.3             Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State or Commonwealth in which the Project is located, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  Unless agreed to in writing by the parties, no receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than fifteen percent (15%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s leasehold interest and personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, except that Tenant shall have the right to file any separate claim available to Tenant for any temporary taking of Tenant’s leasehold interest, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1             Transfers.  Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors.  If Tenant desires Landlord’s consent to any assignment or sublease, Tenant shall notify Landlord in writing of its intent to assign the Lease or sublet the Premises which shall include (i) the proposed effective date of the assignment or sublet, which shall not be less than fifteen (15) days nor more than one hundred eighty (180) days after the date of delivery of Tenant’s request for Landlord’s consent, (ii) a description of the portion of the Premises to be assigned or sublet (the “Subject Space”), (iii) a copy of the proposed sublease or assignment/assumption documentation pertaining to the proposed assignment or sublet, and (iv) Tenant shall provide to Landlord current financial statements of the proposed

Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility and character of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space.  Any assignment or sublease made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed assignment or sublet, Tenant shall pay any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) reasonably incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2             Landlord’s Consent.  Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment or sublease of the Subject Space.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1      The assignee or sublessee is engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2      The assignee or sublessee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3      The assignee or sublessee is either a governmental agency or instrumentality thereof or a nonprofit organization;

14.2.4      The assignee or sublessee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the assignment or sublease on the date consent is requested;

If Landlord consents to any assignment or subleasing pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such assignment of the Lease or subleasing of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the assignment or subleasing request to Landlord for its approval and other action under this Article 14..

14.3             Intentionally Deleted.

14.4             Intentionally Deleted.

14.5             Effect of Transfer.  If Landlord consents to an assignment or sublease, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further assignment or subleasing by either Tenant or an assignee or sublessee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the assignment or sublease in form reasonably acceptable to Landlord, and (iv) no assignment or subleasing relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.

14.6             Occurrence of Default.  Any assignment or subleasing hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any subleasing, Landlord shall have the right to:  (i) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such sublessee attorn to and recognize Landlord as its landlord under any such sublease.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any assignee or sublessee shall be deemed a waiver of any provision of this Article 14 or the approval of any assignment or sublease or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any assignee or sublessee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

14.7             Non-Transfers.  Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to a Tenant Affiliate shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Tenant Affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease.  In addition, notwithstanding anything herein to the contrary, Tenant may also assign this Lease or sublease all or part of the Premises to the following types of entities (each, a “Permitted Transferee”) without the written consent of Landlord (each, a “Permitted Transfer”), provided that the conditions set forth below are satisfied:

(i)            any entity in which or with which Tenant, or its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date of the Permitted Transfer; and

(ii)           any entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of the Permitted Transfer;

(iii)          any change in control of Tenant if Tenant’s Tangible Net Worth after such change in control is not less than the Tangible Net Worth of Tenant as of the date of the Permitted Transfer;

and provided further, that the Permitted Transferee’s use or occupancy of the Premises does not violate any other lease for space in the Project and Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease.  As a condition precedent to any Non-Transfer or Permitted Transfer, the proposed Tenant Affiliate or Permitted Transferee must deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor.  The occurrence of a Non-Transfer or Permitted Transfer shall not waive Landlord’s right as to any subsequent Transfer or relieve Tenant or any guarantor of the Lease from any liability under this Lease.  “Tenant Affiliate,” as used in this Section 14.7, shall mean an entity which is controlled by, controls, or is under common control with, Tenant.  “Control,” as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.  “Tangible Net Worth,” as used in this Section 14.7, shall mean the excess of total assets over total liabilities (in each case, determined in accordance with generally accepted accounting principles (“GAAP”)) excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1             Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2             Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy-at-sufferance and not a month-to-month tenancy, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease and if Landlord has given Tenant at least sixty (60) days written notice that Landlord anticipates incurring losses resulting from a Tenant holdover, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord (not more frequently than once per any twelve (12) month period unless in connection with a sale, financing or re-financing of the Project, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term, Landlord may require Tenant to provide Landlord with (i) Tenant’s current Securities & Exchange filings (except to the extent they are readily available to the public) or, (ii) if Tenant is not a publicly traded entity, Tenant’s current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.  At any time that the Building is made subject to any mortgage or ground lease, Landlord shall use commercially reasonable efforts to cause the mortgagee or ground lessor to enter with Tenant into a non-disturbance and attornment agreement on such mortgagee’s or ground lessor’s standard form (“SNDA”), providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease, even if the mortgagee or ground lessor should acquire Landlord’s title to the Building.  Notwithstanding anything herein to the contrary, the subordination of this Lease to any mortgage or other lien hereafter placed upon the Premises or the Building or any part thereof and Tenant’s agreement to attorn to Landlord’s mortgagee or the lien holder as provided in this Section 18 shall be conditioned upon such mortgagee or lien holder entering into a SNDA reasonably satisfactory to Tenant and such future mortgagee or lien holder, provided Tenant does not unreasonably withhold, condition or delay its approval or execution of such SNDA.  Landlord shall cause Landlord’s current mortgagee to execute and deliver a subordination, non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit I attached to this Lease (“Current Mortgagee’s SNDA”).  If Tenant executes the Current Mortgagee’s SNDA and Landlord fails to deliver to Tenant the Current Mortgagee’s SNDA executed by Landlord’s current mortgagee within thirty (30) days following the date of this Lease, Tenant shall have the right, as Tenant’s sole and exclusive remedy, to terminate this Lease by delivering written notice of such termination to Landlord within ten (10) business days following the expiration of such thirty (30) day period.  If Tenant terminates this Lease pursuant to the foregoing sentence, this Lease shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease.

ARTICLE 19

DEFAULTS; REMEDIES

19.1             Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1      Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after Landlord provides Tenant written notice thereof; or

19.1.2      Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after Landlord provides Tenant written notice thereof; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3      The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2             Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1      Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)            The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)          The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)          Those amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, specifically including but not limited to, brokerage commissions and advertising expenses incurred, commercially reasonable expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any market concessions made to obtain a new tenant, provided that all expenses of reletting shall be limited to the product of the total of such costs multiplied by a fraction, the numerator of which shall be the number of months remaining in the Lease Term determined from the commencement date of the new tenant’s lease through the date specified herein as the expiration date (as such date may have been extended) and the denominator of which shall be the number of months of the new tenant’s lease; and

(v)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Dallas at the time of award plus one percent (1%).

19.2.2      Intentionally Deleted.

19.2.3      Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3             Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have, unless otherwise agreed to in writing by Landlord, the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4             Efforts to Relet.  Upon termination of Tenant’s right to possession of the Premises due to a default by Tenant and Tenant’s vacating of the Premises, subject to Section 10 of Exhibit G attached to this Lease, Landlord shall use commercially reasonable efforts to relet the Premises.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5             Landlord’s Default.  Tenant’s exclusive remedy for Landlord’s failure to perform its obligations under this Lease shall be limited to damages, injunctive relief, or specific performance, except as expressly provided otherwise in this Lease; provided that in each case, Landlord’s liability or obligations with respect to any such remedy shall be limited as provided in Section 29.13 of this Lease.  Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for thirty (30) days after Tenant delivers to Landlord written notice specifying such failure; provided that if such failure cannot reasonably be cured within such thirty (30) day period, but Landlord commences to cure such failure within such thirty (30) day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor.  Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.

19.6             Mutual Consequential Damages Waiver.  Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those damages incurred by Landlord in connection with (1) Tenant’s wrongful offsetting of costs against Rent pursuant to Section

26.1.2 below, or (2) a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease which might sometimes be referred to as consequential damages.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

INTENTIONALLY DELETED

ARTICLE 22

INTENTIONALLY DELETED

ARTICLE 23

SIGNS

23.1             Full Floors.  Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant, at its sole cost and expense, or from any unused Landlord’s Contribution (as defined in Exhibit B attached to this Lease), may install identification signage anywhere in the Premises including in the elevator lobby of the Premises.

23.2             Intentionally Deleted.

23.3             Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Project or the Common Areas except as expressly provided in this Lease.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

23.4             Lobby Signage.  Tenant, at its sole cost and expense, may install identification signage in the lobbies of Building 1 and Building 2, subject to Landlord’s prior written approval of the location, size, color, design, form, content, character and method of installation of such signage.

23.5             Building Directory Signage.  Tenant, at its sole cost and expense, may install signage on the Building’s multi-tenant Building directory in Building 1 and Building 2 reflecting Tenant’s name and suite number.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.  At its sole cost and expense, Tenant shall promptly comply with all such governmental measures.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  Notwithstanding the foregoing, during the Lease Term Landlord shall be responsible for causing the Base Building and Common Areas (including parking facilities) to comply with any applicable laws, statutes, ordinances, codes, or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1             Right to Cure.

26.1.1      Landlord’s Right to Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.1.2      Tenant’s Right to Cure.  If Landlord fails to provide any services required to be provided by Landlord under this Lease or fails to commence to make any repair to the Project required to be made by Landlord under this Lease within thirty (30) days after receipt by Landlord of written notice (the “First Notice”) from Tenant of the need for such repair, with a copy of the First Notice being sent simultaneously to any mortgagee that Tenant has been given written notice of (“Landlord’s Mortgagee”), and/or fails to diligently pursue the restoration of such services or the completion of such repair and/or fails to complete such restoration or repairs within a reasonable time, then, Tenant shall have the right to cure such default after giving an additional written notice (the “Second Notice”) to Landlord (and simultaneously sending a copy of the Second Notice to Landlord’s Mortgagee) if such default remains uncured for an additional five (5) business days after Landlord’s receipt of the Second Notice.  In such event Landlord shall pay to Tenant the reasonable out-of-pocket costs incurred by Tenant to cure such default to the extent such costs do not constitute Direct Expenses (“Reimbursable Costs”) within thirty (30) days following receipt by Landlord of the paid invoices therefor.  If Landlord’s services or repair obligation is in the nature of an emergency (as defined below) and Landlord and Landlord’s Mortgagee have received the First Notice, but Landlord or Landlord’s Mortgagee fails to respond within a reasonable period under the circumstances, then Tenant shall have the right to cure such repair obligation pursuant to the terms of this Section 26.1.2, regardless that the thirty (30) day period has not run.  If Landlord fails to pay Tenant the Reimbursable Costs within such thirty (30) day period, Tenant may offset the Reimbursable Costs against Tenant’s next accruing installments of Base Rent until Tenant has been reimbursed for such costs; provided, however, that the amount offset against Base Rent in any single month shall not exceed ten percent (10%) of the Base Rent payable for such month.

26.2                                      Tenant’s Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days following delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended.  Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) upon twenty-four (24) hour prior written notice, show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment, with Tenant’s prior approval if Tenant is the only tenant of the Building (not to be unreasonably withheld, conditioned or delayed), provided, however, that Tenant’s approval shall not be required if an uncured default by Tenant then exists, or such alterations, improvements or repairs are required to cause the Building to be in compliance with insurance requirements or governmental laws, codes, rules or regulations or are required to permit Landlord to comply with its repair and maintenance obligations under this Lease, or an emergency exists, in which cases Tenant’s prior approval shall not be required.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform.  Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes.  Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant shall be entitled, commencing on the Lease Commencement Date, to the amount of unreserved and reserved, if any, surface parking spaces set forth in Section 9 of the Summary in the Project parking facility, on a monthly basis throughout the Lease Term.  Tenant’s continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the Project’s parking facilities), Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease.  Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time, with Tenant’s prior consent if Tenant is the only tenant of the Building, not to be unreasonably withheld, conditioned or delayed, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to portions (but not all) of the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements.  Notwithstanding the foregoing, Tenant’s approval shall not be required if an uncured default by Tenant then exists, or such actions are required to cause the Building to be in compliance with insurance requirements or governmental laws, codes, rules or regulations, or are required to permit Landlord to comply with its repair and maintenance obligations under this Lease, or an emergency exists, in which cases Tenant’s prior approval shall not be required.  The parking spaces rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except to a permitted assignee of Tenant’s rights and obligations under this Lease or a permitted subtenant of any portion of the Premises.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1                                      Terms; Captions.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2                                      Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3                                      No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4                                      Intentionally Deleted.

29.5                                      Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease to the extent such liability is assumed by the transferee and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall recognize such transferee as the “Landlord” under this Lease.

29.6                                      Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7                                      Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8                                      Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9                                      Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10                                Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11                                Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12                                No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth in this Lease or in one or more of the exhibits attached hereto.

29.13                                Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, rents related to the Building, and insurance and condemnation proceeds related to the Building, provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises unless such liability arises from a claim of which Tenant has advised Landlord in writing prior to Landlord’s sale of the Building.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14                                Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15                                Intentionally Deleted.

29.16                                Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17                                Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18                                Notices.  All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

CarrAmerica Lantana, LP

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn:  Frank Cohen

with a copy to:

CarrAmerica Lantana, LP

c/o Equity Office Properties

15950 North Dallas Parkway, Suite 300

Dallas, Texas 75248

Attn:  Market Managing Director

29.19                                Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20                                Authority.  If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State or Commonwealth in which the Project is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in State or Commonwealth in which the Project is located.

29.21                                Attorneys’ Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this

Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22                     Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State or Commonwealth in which the Project is located.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OR COMMONWEALTHIN WHICH THE PROJECT IS LOCATED, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY LAW OF THE STATE OR COMMONWEALTH IN WHICH THE PROJECT IS LOCATED, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.23                     Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24                     Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  By separate agreements Landlord has agreed, subject to the conditions specified in that separate agreement, to pay to the Brokers a commission for services rendered in connection with the transaction contemplated by this Lease.

29.25                     Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26                     Intentionally Deleted.

29.27                     Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28                     Confidentiality.  Tenant and Landlord acknowledge that the content of this Lease and any related documents are confidential information.  Tenant and Landlord each agrees that it shall each keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than its financial, legal, space planning consultants, engineers and contractors, purchasers and lenders (including prospective purchasers and prospective lenders) and except as may be required by law or to enforce its rights hereunder.

29.29                     Building Renovations.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term (with Tenant’s approval if Tenant’s is then leasing all of the Building and no uncured default by Tenant then exists, such approval not to be unreasonably withheld, conditioned or delayed) renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises.  Notwithstanding the foregoing, Tenant’s approval shall not be required if the Renovations are required to cause the Building to be in compliance with insurance requirements or governmental laws, codes, rules or regulations, or are required to permit Landlord to comply with its repair and maintenance obligations under this Lease, or an emergency exists.  Subject to the foregoing, Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Subject to the foregoing, Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.30                                No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.31                                Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, use an experienced and qualified contractor approved in writing by Landlord, not to be unreasonably withheld, conditioned or delayed, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”).  Unless otherwise instructed by Landlord (by notice to Tenant), Tenant shall, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of this Lease, remove any Lines located in or serving the Premises (and repair any resulting damage).

29.32                                Development of the Project.

29.32.1            Intentionally Deleted.

29.32.2            The Other Improvements.  If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option and with Tenant’s approval if Tenant’s is then leasing all of the Building and no uncured default by Tenant then exists, such approval not to be unreasonably withheld, conditioned or delayed, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, provided that Tenant’s rights under this Lease are not materially impaired, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project.  Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or to convey any other of Landlord’s rights described in this Lease.

29.33      Landlord’s Representations and Warranties.  Landlord represents and warrants to Tenant that each individual executing this Lease on behalf of Landlord is authorized to sign and deliver this Lease on behalf of Landlord.

29.34      Exhibits.  All exhibits attached hereto are incorporated herein by this reference:

EXHIBIT A                                     OUTLINE OF PREMISES

EXHIBIT B                                       TENANT WORK LETTER

EXHIBIT C                                       FORM OF NOTICE OF LEASE TERM DATES

EXHIBIT D                                      RULES AND REGULATIONS

EXHIBIT E                                        FORM OF TENANT’S ESTOPPEL CERTIFICATE

EXHIBIT F                                        FORM OF RECOGNITION OF COVENANTS, CONDITIONS AND RESTRICTIONS

EXHIBIT G                                       TEXAS STATE LAW RIDER

EXHIBIT H                                      SPECIAL PROVISIONS

EXHIBIT I                                           CURRENT MORTGAGEE SNDA

EXHIBIT J                                          LABORATORY EQUIPMENT

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the date set forth in Section 1 of the Summary, but if such date is not filled in then this Lease shall be deemed to be executed as of the latter of the date of Landlord’s signature or Tenant’s signature below.

LANDLORD:			TENANT:

CARRAMERICA LANTANA, LP,			ARTHROCARE CORPORATION,
a Delaware limited partnership			a Delaware corporation

By:	CDC Texas Holdings, LLC, a Delaware
	limited liability company, its general partner		By:	/s/ David Fitzgerald
			Name:	David Fitzgerald
			Title:	President and CEO
	By:	/s/ Chris Hendricks
		Chris Hendricks	Execution Date:	April 4, 2011
Market Managing Director

Execution Date:		April 4, 2011

EXHIBIT A

OUTLINE OF PREMISES

SEE ATTACHED

SUITE
SUITE
SUITE

1st Floor

Lantana Corp. Center II
Austin, TX.

EXHIBIT B

TENANT WORK LETTER

1.                                       TENANT IMPROVEMENTS.  Landlord shall cause to be performed the improvements (the “Tenant Improvements”) in the Premises in a good and workmanlike manner in accordance with plans and specifications approved by Tenant and Landlord (the “Plans”), which approvals shall not be unreasonably withheld, conditioned or delayed.  The Tenant Improvements shall be performed at the Tenant’s cost, subject to the Landlord’s Contribution (hereinafter defined).

Tenant shall cause the Plans to be prepared, at Tenant’s cost, by a registered professional architect and mechanical and electrical engineer(s).  Such engineer(s) shall be approved, in advance, by the Landlord.  Landlord hereby approves STG Design.  Within thirty (30) days following the execution and delivery of this Lease by Tenant, Tenant shall furnish the initial draft of the Plans (“Preliminary Space Plans”) to Landlord for Landlord’s review and approval.  Landlord shall within ten (10) business days after receipt either provide comments to such Plans or approve the same.  If Landlord provides Tenant with comments to the Preliminary Space Plans, Tenant shall provide revised Preliminary Space Plans to Landlord incorporating Landlord’s comments within five (5) business days after receipt of Landlord’s comments.  Landlord shall within five (5) business days after receipt then either provide comments to such revised Preliminary Space Plans or approve such Preliminary Space Plans.  The process described above shall be repeated, if necessary, until the Plans have been approved by Landlord.  Within forty-five (45) days after approval of the Preliminary Space Plans by Landlord, Tenant shall furnish detailed architectural, mechanical and electrical drawings and specifications (collectively, the “Final Construction Documents”) to Landlord for Landlord’s review and approval.  Landlord shall within ten (10) business days after receipt either provide comments to such Final Construction Documents or approve the same.  If Landlord provides Tenant with comments to the Final Construction Documents, Tenant shall provide revised Final Construction Documents to Landlord incorporating Landlord’s comments within five (5) business days after receipt of Landlord’s comments.  Landlord shall within five (5) business days after receipt then either provide comments to such revised Final Construction Documents or approve such Final Construction Documents.  The process described above shall be repeated, if necessary, until the Final Construction Documents have been approved by Landlord.  Tenant hereby agrees that the Plans for the Tenant Improvements shall comply with all applicable governmental laws, codes, rules and regulations.  Landlord’s approval of any of the Plans and/or the Final Construction Documents (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Tenant Improvements or the compliance of such Tenant Improvements or the Plans and/or the Final Construction Documents with applicable governmental laws, codes, rules and regulations.

The Tenant Improvements shall be performed by contractors selected by Tenant, subject to Landlord’s approval and such contractor’s compliance with Landlord’s contractor rules and regulations and insurance requirements.  Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be substantially completed, except for minor “Punch List” items, on or before the anticipated Commencement Date specified in Item 3.2 of the Summary of Basic Lease Information, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.

Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Tenant Improvements and the Change Orders (hereinafter defined).  Such project management services shall be performed, at Tenant’s cost, for a fee (“Landlord’s Construction Management Fee”) of two and one-half percent (2.5%) of all costs related to the Tenant Improvements, including, without limitation, the preparation of the Preliminary Space Plans, the Plans, the Final Construction Documents and the construction of the Tenant Improvements and the Change Orders, which Landlord shall deduct from Landlord’s Contribution (as defined below).  Notwithstanding the foregoing, Landlord’s Construction Management Fee shall not exceed the product of Landlord’s Contribution multiplied by two and one-half percent (2.5%).

2.                                       CHANGE ORDERS.  If, prior to the Lease Commencement Date, Tenant shall require improvements or changes (individually or collectively, “Change Orders”) to the Premises in addition to, revision of or substitution for the Tenant Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders.  If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required within five (5) business days after Landlord’s receipt of the Change Order. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord’s advice or Tenant shall be deemed to have abandoned its request for such Change Orders.  Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord’s Contribution.  Any additional time required to make the changes listed in the Change Order will be a Tenant Delay.

3.                                       LANDLORD’S CONTRIBUTION.  Landlord shall contribute an amount up to $32.00 per rentable square foot within the Premises (“Landlord’s Contribution”) toward the costs incurred for the Tenant Improvements and Change Orders.  Landlord has no obligation to pay for costs of the Tenant Improvements or Change Orders in excess of Landlord’s Contribution.  Tenant’s architect shall have the right to approve the general contractor’s applications for payment.  If the cost of the Tenant Improvements and/or Change Orders exceeds the Landlord’s Contribution, Tenant shall pay such overage to Landlord upon the exhaustion of Landlord’s Contribution.  Tenant shall be entitled to use any unspent portion of Landlord’s Contribution for the actual out-of-pocket costs incurred by Tenant in connection with the Tenant Improvements and Tenant’s relocation to the Premises, including, without limitation, architectural and engineering services, project management fees, the acquisition and installation of Tenant’s furniture, fixtures and equipment in the Premises, the installation of Tenant’s data cabling and network systems and security systems in the Premises and Tenant’s signage at the Project (collectively, “Moving Expenses”).  Such Moving Expenses shall be evidenced by paid invoices delivered by Tenant to Landlord within thirty (30) days following the Lease Commencement Date.  Tenant may elect to apply a portion of Landlord’s Contribution, up to an amount not to exceed $10.00 per rentable square foot within the Premises (the “Rent Credit”), to Tenant’s installments of Base Rent and Tenant’s Share of Direct Expenses payable after the rent abatement period.  The Rent Credit, if any, shall be applied commencing with the first installments of Base Rent and Tenant’s Share of Direct Expenses payable after the rent abatement period and such application shall continue until all of the available Rent Credit has been applied to Tenant’s rental obligations.  Any remaining portion of Landlord’s Contribution which is unspent for Tenant Improvements or Moving Expenses as of the thirty-fourth (34th) month following the Lease Commencement Date and which are in excess of the Rent Credit available to Tenant shall be retained by Landlord without further credit or payment to Tenant.

Landlord shall cause one test-fit for the Premises to be prepared at Landlord’s cost if Landlord’s architect is employed; or at Tenant’s cost; if Landlord’s architect is not employed, subject to reimbursement by Landlord of $0.10 per rentable square foot within the Premises for such test fit costs.  If Landlord’s architect is employed for the Tenant Improvements, Landlord shall provide the CADD files to Tenant at no cost.

4.                                       LEASE COMMENCEMENT DATE DELAY.  The “Completion Date” shall be the date the Tenant Improvements are Substantially Completed or would have been Substantially Completed, but for Tenant Delays.  A “Tenant Delay” shall be a delay in the Tenant Improvements being Substantially Completed due to any one or more of the following:

(a)                                  Tenant’s request for Change Orders whether or not any such Change Orders are actually performed; or

(b)                                 Contractor’s performance of any Change Orders; or

(c)                                  Tenant’s request for materials, finishes or installations requiring unusually long lead times; or

(d)                                 Tenant delay in providing either the Preliminary Space Plans or the Final Construction Documents on the dates set forth in Section 1 hereof.

(e)                                  Tenant’s delay in reviewing, revising or approving plans and specifications and construction documents beyond the periods set forth herein; or

(f)                                    Tenant’s delay in providing information critical to the normal progression of the project.  Tenant shall provide such information as soon as reasonably possible, but in no event longer than five (5) business days after receipt of such request for information form the Landlord; or

(g)                                 Tenant’s delay in making payments to Landlord for costs of the Tenant Improvements and/or Change Orders in excess of the Landlord’s Contribution; or

(h)                                 Any other act or omission by Tenant, its agents, contractors or vendors selected by Tenant, or persons employed by any of such persons.

“Substantially Completed” shall mean completion of the Tenant Improvements so that (A) Tenant can use the Premises for their intended purposes without material interference to Tenant conducting its ordinary business activities, (B) the only incomplete items are minor or insubstantial details of construction, mechanical adjustments, or finishing touches, and (C) the Tenant Improvements have been inspected and approved for occupancy by all of the appropriate governmental authorities having jurisdiction.

5.                                        PUNCH-LIST ITEMS AND TENANT IMPROVEMENT LATENT DEFECTS.  When the Tenant Improvements are Substantially Completed and prior to Tenant taking possession of the Premises, Landlord and Tenant shall inspect the Premises together and shall prepare one punch-list setting forth the incomplete or defective items of the Tenant Improvements to be constructed by Landlord in accordance with the Final Construction Drawings (the “Punch-List Items”), and thereafter Landlord shall promptly commence and diligently and continuously pursue the completion of the Punch-List Items.  Landlord shall cure any latent defects in the Tenant Improvements of which Tenant advises Landlord in writing and with specificity within nine (9) months following the Lease Commencement Date (“Tenant Improvement Latent Defects”).

6.                                        MISCELLANEOUS.  Terms used in this Exhibit B shall have the meanings assigned to them in the Lease.  The terms of this Exhibit B are subject to the terms of the Lease.

EXHIBIT C

NOTICE OF LEASE TERM DATES

To:

Re:                               Office Lease dated                         , 2011 between CARRAMERICA LANTANA, LP (“Landlord”), and ARTHROCARE CORPORATION (“Tenant”) concerning Suite        in Building 1 & 2 of the office project located at 7000 West William Cannon Drive, Austin, Texas 78735.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                                       The Lease Term shall commence on or has commenced on                                                      for a term of                                                          ending on                                                         .

2.                                       Base Rent commenced to accrue on                                                   , in the amount of                                                   .

3.                                       If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.                                       Your rent checks should be made payable to:

at:

5.                                       The exact number of rentable square feet within the Premises is                                              square feet.

6.                                       Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is                                                   %.

LANDLORD:

CARRAMERICA LANTANA, LP, a Delaware
limited partnership

By:	CDC Texas Holdings, L.L.C., a Delaware
limited liability company, its general partner

By:
Name:
Title:

Agreed to and Accepted as of , 20 .

TENANT:

ARTHROCARE CORPORATION,
a Delaware corporation

By:
Name:
Title:

Execution Date:

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.             Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Card keys in a number equal to Tenant’s parking passes will be furnished by Landlord for the Premises, and any additional card keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.             In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

3.             Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

4.             Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

5.             Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

6.             Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

7.             Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums.

8.             No cooking shall be done or permitted on the Premises, nor shall the Premises be used for lodging or for any illegal purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

9.             The Premises shall not be used for manufacturing or for the storage of merchandise except as such may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office which provides medical services to the public, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.

10.           Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the vicinity of the Building without violation of any law or ordinance governing such disposal.

11.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

12.           No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.

13.           Tenant must reasonably comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

14.           Tenant shall comply with all “no smoking” laws.

15.           Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

16.           No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, subject to Tenant’s approval if Tenant is then leasing all of the Building and no uncured default then exists, such approval not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Tenant’s approval shall not be required if such changes, rescission or additions are required to cause the Building to be in compliance with insurance requirements or governmental laws, codes, rules or regulations or an emergency exists, in which cases Tenant’s prior approval shall not be required.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                         , 2011 by and between CARRAMERICA LANTANA, LP as Landlord, and the undersigned as Tenant, for Premises in Building 1 and Building 2 of the office project located at 7000 West William Cannon Drive, Austin, Texas 78735, certifies as follows:

1.             Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.             The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                       , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.             Base Rent became payable on                         .

4.             The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.             Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.             Intentionally Deleted.

7.             All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                       .  The current monthly installment of Base Rent is $                                .

8.             Except as provided below, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, except as provided below, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

Exceptions:

9.             No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.  Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.

10.           Except as provided below, as of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

Exceptions:

11.           If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State or Commonwealth in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.           There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.           Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials.  Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14.           Except as provided below, to the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.  All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

Exceptions:

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                              on the        day of                   , 2011.

TENANT:

ARTHROCARE CORPORATION,
a Delaware corporation

By:
Name:
Title:

Execution Date:

EXHIBIT F

FORM OF RECOGNITION OF COVENANTS, CONDITIONS AND RESTRICTIONS

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

Attention:

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the      day of                 , 20    , by and between CARRAMERICA LANTANA, LP (“Landlord”), and ARTHROCARE CORPORATION (“Tenant”), with reference to the following facts:

A.

Landlord and Tenant entered into that certain Office Lease dated           , 2011 (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”).

B.

The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately       (    ) acres of real property located in the City of Austin, Texas (the “Project”), as more particularly described in Exhibit “B” attached hereto and incorporated herein by this reference.

C.

Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated                                 ,         , in connection with the Project.

D.	Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1.             Tenant’s Recognition of Declaration.  Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and be bound by all of the terms and conditions of the Declaration.

2.             Miscellaneous.

2.1           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2           This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of Texas.

2.3           This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing.  The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4           This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5           In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6           All captions and headings herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7           If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8           Time is of the essence of this Agreement.

2.9           The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10         As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement  as of the day and year first above written.

LANDLORD:

CARRAMERICA LANTANA, LP, a Delaware
limited partnership

By:	CDC Texas Holdings, L.L.C., a Delaware
limited liability company, its general partner

By:
Name:
Title:

Execution Date:

TENANT:

ARTHROCARE CORPORATION,
a Delaware corporation

By:
Name:
Title:

Execution Date:

EXHIBIT G

TEXAS STATE LAW RIDER

1.             Waiver of Right to Protest.  Tenant hereby waives any and all rights under Section 41.413 and 42.015 of the Texas Tax Code granting to tenant the right to contest appraised values, or to receive notice of reappraised values, on all or any portion of the Building irrespective of whether Landlord has elected to contest same.  To the extent such waiver is prohibited by applicable law, Tenant hereby appoints Landlord as Tenant’s attorney in fact, coupled with an interest, to appear and take all actions on behalf of Tenant which Tenant may have under said Section of the Code with respect to the Building, but not with respect to Tenant’s personal property located within the Premises.

2.             Waiver of Consumer Rights.   Tenant hereby waives all its rights under the Texas Deceptive Trade Practices - Consumer Protection Act, Section 17.41 et. seq. of the Texas Business and Commerce Code, a law that gives consumers special rights and protections.  After consultation with an attorney of Tenant’s own selection, Tenant voluntarily consents to this waiver.

3.             Determination of Charges.  Landlord and Tenant agree that each provision of this Lease for determining rent and other charges and amounts payable by Tenant (including provisions regarding Tenant’s Share of annual Direct Expenses) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

4.             Waiver of Lien.  Tenant waives all lien rights under Section 91.004 of the Texas Property Code, as well as any successor statute granting Tenant a lien in Landlord’s property.

5.             OFAC.  Neither Tenant nor any of its officers or directors, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

6.             Intentionally Deleted.

7.             Margin Tax.  Notwithstanding anything in the Lease to the contrary, the definition of “Tax Expenses” shall include all taxes attributable to taxable margin levied pursuant to Chapter 171 of the Texas Tax Code or any amendment, adjustment or replacement thereof (“Margin Tax”).

8.             Waiver of Implied Warranty of Suitability.  Except to the extent that Landlord is obligated to construct improvements in the Premises prior to the Lease Commencement Date pursuant to a work letter agreement that is attached to this Lease as an Exhibit, by taking possession of the Premises, Tenant acknowledges and agrees that: (a) it has had an opportunity to inspect the Premises; (b) it accepts the premises “AS IS” and “WITH ALL FAULTS;” and (c) Landlord does not make and Tenant does not rely upon any representation or warranty of any kind, expressed or implied, with respect to the condition of the Premises (including habitability or fitness for particular purpose of the Premises).  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY AND FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE.

9.             Landlord’s Termination of Tenant’s Right to Possession of Premises.  In addition to all other remedies provided to Landlord at law or in equity and under the terms of this Lease, if Tenant defaults under this Lease, Landlord shall have the right to terminate Tenant’s right to possession of the Premises and take possession of the Premises without terminating the Lease, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts expressly required to by paid by Tenant under this Lease as a result of Tenant’s default, and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises.

10.           Reletting.  Upon termination of Tenant’s right to possession of the Premises due to a default by Tenant and Tenant’s vacating of the Premises, Landlord shall use reasonable efforts to relet the Premises; provided, however, that, Tenant agrees that Landlord has no obligation to:  (i) relet the Premises prior to leasing any other space within the Building; (ii) relet the Premises (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its reasonable discretion; (B) to any entity not satisfying Landlord’s then standard financial credit risk criteria; (C) for a use (1) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (2) which would impose a greater burden upon the Building’s parking, HVAC or other facilities; and/or (3) which would involve any use of hazardous substances; or (iii) make any alterations to the Premises or the Building or otherwise incur any costs in connection with such reletting, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance.  Listing the Premises with a broker in a manner consistent with subsections (i) through (iii) above shall constitute prima facie evidence of reasonable efforts on the part of Landlord to relet the Premises.

11.           Landlord’s Lockout of Tenant.  Tenant agrees that after and during a default under the Lease, Landlord may enter the Premises under this provision by use of a master key, a duplicate key or any other means to the extent permitted by law and without breaching the peace and change, alter or modify the door locks, elevators or other security devices on all entry doors of the Premises thereby permanently excluding Tenant and its agents, employees, contractors, directors, invitees, licensees, and patrons from the Premises, and Landlord shall not be (a) liable to Tenant for damages in connection therewith, or (b) required to provide a new key or right of access to Tenant.  Tenant agrees that this provision of the Lease will override and control any conflicting provisions of Sections 93.002 and 93.003 of the Texas Property Code, as well as any successor statute governing the right of landlord to change the door locks of a commercial tenant.

EXHIBIT H

SPECIAL PROVISIONS

1.             Monument Signage.  Subject to the approval by the City of Austin, Texas and any required approvals and/or restrictions pursuant to the CC&R’s (as defined in Section 5.3), Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to use the multi-tenant monument sign (the “Monument Sign”) for its own use located at the entry of the Project to display its corporate name (“Tenant’s Monument Signage”).  All aspects of Tenant’s Monument Signage, including, without limitation, the location, size, color, graphics, design, form, content, quality, construction and method of installation of such signage, shall be subject to Landlord’s prior written approval which shall not be unreasonably withheld, conditioned, or delayed.  Landlord shall maintain the Monument Sign, and Tenant shall, at Tenant’s sole cost and expense, maintain Tenant’s Monument Signage thereon, in compliance with all applicable governmental laws, codes, rules and regulations and the CC&R’s.  Tenant shall, at its risk and expense and at Landlord’s election, remove such signage and restore the Monument Sign to its condition immediately preceding Tenant’s installation of Tenant’s Monument Signage within thirty (30) days after Landlord’s request therefor following the occurrence of any of the following events: (1) the termination of Tenant’s right to possess the Premises in accordance with the terms of this Lease; (2) the final termination of this Lease; or (3) the expiration of the Lease Term as extended or renewed; or (4) Tenant fails, after applicable notice and cure periods, to maintain Tenant’s Monument Signage in compliance with all applicable governmental laws, codes, rules and regulations and the CC&R’s.  If Tenant fails to take any of the foregoing actions, Landlord may, without compensation to Tenant and at Tenant’s expense, remove Tenant’s Monument Signage and perform the related restoration or repair work and dispose of Tenant’s Monument Signage in a manner Landlord deems appropriate.

2.             Exterior Building Signage.  Subject to approval by the City of Austin, Texas and any required approvals and/or restrictions pursuant to the CC&R’s (as defined in Section 5.3), (a) Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to install and maintain signs (the “Building Signage”) reflecting Tenant’s name on the façade of each of Building 1 and Building 2.  All aspects of the Building Signage, including, without limitation, the location, size, color, graphics, design, form, content, quality, construction and method of installation of such signage, shall be subject to Landlord’s prior written approval which shall not be unreasonably withheld, conditioned, or delayed.  Tenant shall, at Tenant’s sole cost and expense, maintain the Building Signage in a first class condition and in compliance with all applicable governmental laws, codes, rules and regulations and the CC&R’s.  Tenant shall, at its risk and expense and at Landlord’s election, remove the Building Signage within thirty (30) days after: (1) the termination of Tenant’s right to possess the Premises in accordance with the terms of this Lease; or (2) the final termination of this Lease or expiration of the Term as extended or renewed, or (3) the expiration of the Lease Term as extended or renewed; or (4) Tenant fails, after applicable notice and cure periods, to maintain the Building Signage in compliance with all applicable governmental laws, codes, rules and regulations and the CC&R’s.  Tenant shall repair all damage caused by the installation, maintenance, or removal of the Building Signage and restore the Building to its condition before the installation of the Building Signage, ordinary wear and tear excepted.  If Tenant fails to take any of the foregoing actions, Landlord may, without compensation to Tenant, and at Tenant’s expense, remove the Building Signage and perform the related restoration or repair work and dispose of the Building Signage or the signage thereon in a manner Landlord deems appropriate.

3.             Laboratory Equipment.  Landlord hereby approves the use by Tenant of the laboratory equipment described on Exhibit J attached to this Lease (“Laboratory Equipment”) so long as (i) the laboratory Equipment does not generate any noise or odors that emanate outside the Premises and does not generate any excessive heat, (ii) use of the Laboratory Equipment does not generate any Hazardous Substances (defined below) except for Permitted Materials (as defined below), and (iii) all Laboratory Equipment will be owned, operated and maintained in compliance with laws, rules, regulations, codes, guidelines and ordinances.  Any needed additional drainage or ventilation shall be added as part of the Tenant Improvements.

4.             Environmental.  The term “Hazardous Substances” as used in this Lease shall mean pollutants, contamination, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by an “Environmental Law,” which term shall mean any federal, state or local law, ordinance, rules, regulations, ordinances or other statutes of a governmental or quasi-governmental authority relating to pollution, protection of the environment or human health, including, without limitation, asbestos, PCB’s and petroleum.

If any such Hazardous Substances are located in or upon the Project at levels or in conditions that are in violation of Environmental Laws, and the same materially and adversely affect Tenant’s use or occupancy of the Premises and was caused by Landlord, its contractors, subcontractors, agents, employees, subtenants, assignees, tenants (other than Tenant), customers, visitors or invitees and Landlord is made aware thereof, then Landlord shall promptly (or shall cause the responsible party to) take such remedial action in connection therewith as may be required by Environmental Laws (including, without limitation, encapsulation of such material, removal of such material, or other remedial action that may be required by Environmental Laws) and return the Premises and Project to substantially the same or better condition existing immediately prior to the commencement of such remedial action.  All such work shall be performed at Landlord’s sole cost and expense and shall not be included as an Operating Expense.  In the event of the presence of Hazardous Substances in or upon the Project which are at levels or in conditions that are in violation of Environmental Laws cause any portion of the Premises to be untenantable, Rent regarding all such untenantable portions of the Premises shall abate until the remediation of such Hazardous Substances is completed to a level which causes the affected portion of the Premises to be tenantable.  Notwithstanding anything herein to the contrary, Landlord’s obligations hereunder shall not apply with respect to Hazardous Substances generated, placed or disposed of, in or on the Project by Tenant or its subtenants or the agents, employees, visitors, invitees or contractors of Tenant or its subtenants.

Tenant hereby agrees that (a) no activity will be conducted at or on the Project that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”), provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Project will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Project will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not cause and will not allow any of Tenant’s subtenants or the representatives, employees, contractors, invitees or agents of Tenant or Tenant’s subtenants to cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be generated, stored or brought onto the Project, except for the Permitted Materials, and if so generated, stored or brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; (g) Tenant will maintain on the Premises a list of all materials stored at the Project for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor; and (h) Tenant shall remove all Permitted Materials from the Project in a manner acceptable to Landlord before Tenant’s right to possess the Premises is terminated.  Unless expressly identified on an addendum to this Lease, as of the date hereof there are no “Permitted Activities” or “Permitted Materials” for purposes of the foregoing provision and none shall exist unless and until approved in writing by Landlord.  Landlord may enter the Premises and conduct environmental inspections and tests therein as it may reasonably require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business.  Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials or those placed in the Premises by Landlord or its representatives, employees, contractors, invitees or agents) or that Tenant has not complied with the requirements set forth in this Section 4, in which case Tenant shall reimburse Landlord for the cost thereof within thirty (30) days after Landlord’s written request therefor.

5.             Roof Rights.  Tenant shall have the right to install, operate and maintain, at Tenant’s sole cost and expense, (a) communications equipment on the roof of the Building (collectively, the “Communications Equipment”) approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed; and (b) wiring and cabling to the extent necessary to connect the Communications Equipment with the Premises and the applicable telecommunications and utility providers (the “Cabling”); provided that (i) the installation, operation and maintenance of the Communications Equipment and Cabling shall comply in all respects with all applicable laws, rules and regulations, the CC&Rs and the terms of this Lease; and (ii) the Communications Equipment and Cabling

shall be installed in specific locations reasonably designated by Landlord.  Before installing the Communications Equipment and Cabling, Tenant shall submit to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, the contractors who will perform the work and the plans and specifications which specify in detail the design, location, size, technical specifications, method of installation and frequency of the Communications Equipment and Cabling and are sufficiently detailed to allow for the installation of the Communications Equipment and Cabling in a good workmanlike manner and in accordance with all applicable laws, rules and regulations and the CC&Rs.  Following Landlord’s approval of such plans and specifications and the contractors, Tenant shall install in a good workmanlike manner, maintain, and use the Communications Equipment and Cabling in accordance with all applicable laws, rules and regulations and the CC&Rs, and shall obtain and maintain all permits and licenses required for the installation and operation thereof.  Tenant may only use the Communications Equipment and Cabling in connection with Tenant’s business at the Premises, and Tenant shall not allow any third party not occupying space in the Premises to use such Communications Equipment or Cabling, without Landlord’s prior written consent.  Tenant shall, at its sole cost and expense, remove the Communications Equipment and the Cabling, within thirty (30) days after the occurrence of any of the following events:  (i) the termination of Tenant’s right to possess the Premises, (ii) the termination of this Lease, or (iii) the expiration of the Lease Term, or (iv) Tenant defaults under this Paragraph 5 and such default is not cured within any applicable notice and cure period.  If Tenant fails to do so, Landlord may remove the Communications Equipment and Cabling and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within thirty (30) days after Landlord’s request therefor.  Tenant shall repair any damage to the Project caused by or relating to the Communications Equipment and Cabling, including that which is caused by its installation, maintenance, use or removal, and shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, causes of action, losses, damages, fines, penalties, costs and expenses arising from the installation, maintenance, use or removal of the Communications Equipment and Cabling.  All work relating to the Communications Equipment and Cabling shall, at Tenant’s sole cost and expense, be coordinated with Landlord or Landlord’s roofing contractor so as not to affect any warranty for the Building’s roof.  Subject to Landlord’s reasonable rules and regulations (including, without limitation, Landlord’s reasonable notice requirements), Tenant shall be permitted to access the roof of the Building in order to install, repair and maintain the Communications Equipment and Cabling.

6.             Emergency Generator.  Tenant shall have the right to install, operate and maintain, at Tenant’s sole cost and expense, (a) an emergency generator (the “Generator”) approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, and (b) such wire, conduits, cables and other materials as necessary to connect the Generator to the Premises (the “Generator Cabling”)”); provided that (i) the installation, operation and maintenance of the Generator and Generator Cabling shall comply in all respects with all applicable laws, rules and regulations, the CC&Rs and the terms of this Lease; and (ii) the Generator and Generator Cabling shall be installed in specific locations reasonably designated by Landlord.  Before installing the Generator and Generator Cabling, Tenant shall submit to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, the contractors who will perform the work and the plans and specifications which specify in detail the design, location, size, technical specifications, and method of installation of the Generator and Generator Cabling and are sufficiently detailed to allow for the installation of the Generator and Generator Cabling in a good workmanlike manner and in accordance with all applicable laws, rules and regulations and the CC&Rs.  Following Landlord’s approval of such plans and specifications and the contractors, Tenant shall install in a good workmanlike manner, maintain, and use the Generator and Generator Cabling in accordance with all applicable laws, rules and regulations and the CC&Rs, and shall obtain and maintain all permits and licenses required for the installation and operation thereof.  Tenant shall, at its sole cost and expense, remove the Generator and Generator Cabling, within thirty (30) days after the occurrence of any of the following events:  (i) the termination of Tenant’s right to possess the Premises, (ii) the termination of this Lease, or (iii) the expiration of the Lease Term, or (iv) Tenant defaults under this Paragraph 6 and such default is not cured within any applicable notice and cure period.  If Tenant fails to do so, Landlord may remove the Generator and Generator Cabling and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within thirty (30) days after Landlord’s request therefor.  Tenant shall repair any damage to the Project caused by or relating to the Generator and Generator Cabling, including that which is caused by its installation, maintenance, use or removal, and shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, causes of action, losses, damages, fines, penalties, costs and expenses arising from the installation, maintenance, use or removal of the Generator and Generator Cabling.  All work relating to the Generator and Generator Cabling shall, at Tenant’s sole cost and expense, be coordinated with Landlord.

7.             Building Naming Rights.  Subject to any required approval by the City of Austin, Texas and any required approvals and/or restrictions pursuant to the CC&R’s (as defined in Section 5.3), during the Lease Term Tenant shall have the right (the “Naming Right”), at Tenant’s sole cost and expense, to re-name the Building.  The Naming Right shall terminate if this Lease or Tenant’s right to possess the Premises expires or is terminated.

8.             Definition of First Class Office Building.  As used in this Lease, the term “first class office building” means a Class A office building comparable to the Building and located in the southwest submarket of Austin, Texas.

EXHIBIT I

CURRENT MORTGAGEE SNDA

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Date:

Among:
(“Tenant”)
(address)
	Attn:	(City, State, Zip)

And		(“Landlord”)
(Address)
(City, State, Zip)
Attn:

And	U.S. BANK N.A	(“Bank”)
(Address)
(City, State, Zip)
Attn:

The Subordination, Non-disturbance and Attornment Agreement (this “Agreement”) is made among the above-named Landlord. Tenant and Bank as of the date written above.

RECITALS:

A.  Tenant and Landlord are parties to a lease dated                                                              [;as amended by agreements dated                                                 ] (the “Lease”) covering premises (the “Premises”) which are located on the real property legally described in Exhibit “A” attached hereto and incorporated herein by reference.

B. Bank has made or agreed to make a loan or loans to [Landlord] [                          ] secured by a Mortgage or Deed of Trust covering the Premises dated on or about                                                          and recorded in the office of the                                                       for                                         County,                                                        on                                          as Document No                                  [in Book                                                 of                                          at page                                    ] (as previously modified, supplemented, renewed, extended, consolidated, increased or replaced, and as the same may hereafter be modified, supplemented, renewed, extended, consolidated, increased or replaced, and which may also secure future advances made by bank the “Mortgage”); provided, however, that said leases is subordinate to the lien of the Mortgage.

C. Tenant has requested covenants of non-disturbance from Bank.

AGREEMENT

In consideration of the above recitals and of the promises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

1.     Subordination. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant in and to the Premises. Including but not limited to any option or right of first refusal to purchase the Premises, or any acquisition of title to the Premises by Tenant during the term of the Mortgage, are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein and herein, including without limitation any future renewals, modifications, replacements, increases, consolidations and extensions thereof.

2.     Non-Disturbance. Bank consents to Lease and in the event Bank comes into possession of or acquires title to the Premises as a result of the enforcement or foreclosure of the Mortgage or any note or other agreement secured by the Mortgage, Bank agrees that Bank shall not disturb Tenant in its possession of the Premises under the Lease for any reason other than one which would entitle Landlord to terminate the Lease under its terms or would cause, without further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Premises.

3.     Attornment. Tenants agrees with Bank that if  the interest of Landlord in the Premises shall be transferred to and owned by  Bank or any other person, party or entity becomes the owner of the Leased Premises or the Premises (including Bank, collectively, “New Owner”) by reason of foreclosure or other proceedings brought by it, or by any other manner, Tennant shall be bound to New Owner under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if New Owner were Landlord under the Lease, and Tenant does hereby attorn to New Owner as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon New Owner succeeding to the interest of Landlord in the Premises. Tenant agrees, however, upon the election of and written request by New Owner after New Owner receives title to the Premises, to promptly execute an instrument in confirmation of the foregoing provisions, satisfactory to New Owner, in which Tenant shall acknowledge such attornment and non-disturbance provisions and shall set forth the terms and conditions of its tenancy.

4.     Bank Not Bound by Certain Actions or Agreements. Tenant agrees that if any New Owner becomes the owner of the Premises or shall succeed to the interest of Landlord under the Lease, New Owner shall not be (a) liable for any action or omission of any landlord under the Lease prior to New Owner becoming landlord thereunder (“Prior Landlord”), or (b) subject to any offsets or defenses which Tenant might have against any Prior Landlord, or (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, or (d) bound by any security deposit which Tenant may have paid to any Prior Landlord, unless such deposit is in an escrow fund available to Bank or actually received by New Owner, or (e) bound by any amendment or modification of the Lease made without Bank’s consent, or (f) bound by any provision in the Lease which obligates Landlord to erect or complete any building or to perform any construction work or to make any improvements to the Premises, or (g) bound by any provision of the Lease relating to the application of insurance or condemnation proceeds or the restoration of the Premises by Landlord in the event of a casualty loss thereto or a taking thereof, or restrictions on the use of other properties owned by Landlord for purposes which compete with Tenant.  Landlord and Tenant agree that they will not amend the Lease without Bank’s prior written consent. Tenant further agrees with Bank that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Bank’s prior written consent. Tenant agrees that New Owner shall use any insurance or condemnation proceeds received by it in accordance with the Mortgage. Upon any sale or other transfer by a New Owner of its interest in the Premises after acquiring title to the Premises. New Owner is automatically be released and discharged from all liability thereafter accruing under the Lease.

5.     Notice; Bank’s Right to Perform Under Lease. Tenant shall provide Bank with a copy of any written notice that Tenant sends to or receives from Landlord no later than 10 days after transmission or receipt. In the event that Landlord shall default in the perfomance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Bank and Bank shall have

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the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including without limitation any action in order to terminate, rescind or void the Lease or to withhold any rental thereunder, for a period of ten (10) days after receipt of such written notice thereof by Bank with respect to any such default capable of being cured by the payment of money and for a period of thirty (30) days after receipt of such written notice thereof by Bank with respect to any other such default (provided, that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period because of the nature of such default or because Bank requires time to obtain possession of the Premises in order to cure the default, if Bank shall proceed promptly to attempt to obtain possession of the Premises, where possession is required, and to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

6.     No Amendment without Bank’s Consent; No Conveyance or Encumbrance of Tenant’s Estate. Until the Mortgage has been fully released, satisfied or reconveyed, (a) the Lease shall not be amended without the prior written constent of Bank, and (b) Tenant’s estate in the Premises shall not be conveyed or encumbered without the prior written constent of Bank.

7.     Successors and Assigns; Certain Defined Terms. This Agreement shall bind and inure to the benefit of all parties hereto, their successors and assigns. As used herein the term “Tenant” shall include the Tenant herein specifically named and any party who shall succeed to Tenant’s interest under the Lease, the words “foreclosure” and “foreclosure sale” as used herein shall include judicial and non-judicial foreclosure and shall also be deemed to include the acquisition of Landlord’s estate in the Premises by voluntary deed, (or assignment) in lieu of foreclosure, and the word “Bank” shall include the Bank herein specifically named and any of its successors and assigns, including anyone who shall succeed to Landlord’s interest in the Premises by, through or under foreclosure of the Mortgage.

8.     Miscellaneous. This Agreement shall be governed by the law of the state in which the Premises are located. This Agreement shall not be modified or amended except in writing signed by the parties hereto. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the context requires.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above

LANDLORD	TENANT

(if Entity)	(if Entity)

By:	By:
Printed Name & Title:	Printed Name & Title:

By:	By:
Printed Name & Title:	Printed Name & Title:

(if Individual(s))	(if individual(s))

Printed Name:	Printed Name:

Printed Name:	Printed Name:

BANK:

U.S. BANK N.A.

By:
Printed Name & Title:

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LANDLORD ACKNOWLEDGMENT

NOTE: USE STATE-SPECIFIC FORM AS PER LOANCALC REAL ESTATE DOCUMENTS

TENANT ACKNOWLEDGMENT

NOTE: USE STATE-SPECIFIC FORM AS PER LOANCALC REAL ESTATE DOCUMENTS

BANK ACKNOWLEDGMENT

NOTE: USE STATE-SPECIFIC FORM AS PER LOANCALC REAL ESTATE DOCUMENTS

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EXHIBIT A

Legal Description of Real Property on Which premises Are Located

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EXHIBIT J

LABORATORY EQUIPMENT

R&D Wand Lab

1. Abrasive cutoff saw
2. Adhesive dispenser
3. Binocular microscope
4. Calipers
5. Curing oven (120°C)
6. Digital Camera
7. Digital Multimeter
8. Dremel tools
9. Drill index
10. Fine tooth Files
11. Hand Crimper
12. Hand tools (tweezers, needle nose pliers
13. Hi-pot tester
14. Hot air gun
15. Personal Computer
16. Pin gages
17. Pin Vices
18. Razor blades
19. Rulers
20. Soldering irons
21. Tool boxes
22. Ultrasonic cleaning bath
23. UV curing lamp
24. vices

EE R&D Lab

1. AC Power Source
2. Burn-in Tester
3. Current Probe
4. DC Power Supply
5. Desoldering Station with different tips
6. Device Programmers (FPGA and Micro)
7. Differential voltage Probe
8. Digital Multimeter
9. Fume Absorber Pan for Soldering Iron
10. Function Generator
11. Heat Gun
12. Hi-Pot tester
13. Load Box with Adapters (passive resistor box)
14. Magnifying Glass
15. Microscope
16. Oscilloscope
17. Patient Safety Analyzer
18. RCL Meter and Probe
19. Soldering Station with a couple of tips and solder
20. Sound Meter
21. Thermometer
22. Timer

Test Lab

1. Arthrocare generators

[***List Continued on Next Page***]

2. Beakers graduated cylinders, plastic trays
3. Canister for aspirationfluid
4. Chairs
5. Compressed air gun
6. Digital microscope
7. Dishwasher
8. Optical microscope
9. Oscilloscope
10. Refrigerator
11. Rubber gloves
12. Saline bags (0.9% NaCI isotonic)
13. Small precision scale
14. Tables
15. Temperature measuring system (Luxtron fluoroptic system)
16. Timer

For shock:
PDT56ED drop tester
Requires at a minimum a 6’ x 6’ space
110 volts with 6 amps
90 psi of air

For vibration:
MS400 mechanical shaker
Requires at a minimum a 10’ x 10’ space
220 volt single phase with 15 amps

For Compression:
Squeezer compression machine
Requires at a minimum a 6’ x 6’ space
220 volts single phase with 5 amps